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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Central Parking Corporation

We consent to the incorporation by reference in the registration statements (Nos. 33-98118, 33-98120, 33-98122, 333-37909 and 333-74837) on Form S-8 and the
registration statements (Nos. 333-52497 and 333-54914) on Form S-3 of Central Parking Corporation of our report dated December 14, 2004 with respect to the consolidated balance sheets of Central Parking Corporation and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended September 30, 2004, and all related financial statement schedules, which report appears in the September 30, 2004 annual report on Form 10-K of Central Parking Corporation.

Our report dated December 14, 2004, refers to a change in Central Parking Corporation's method of accounting for goodwill in 2002.

/s/ KPMG LLP
Nashville, Tennessee
December 14, 2004